Exhibit 10.26

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

Fampridine Tablets (10mg, 15mg, 20mg, 25mg)
Technical Transfer Program Proposal for
Commercial Registration

For

Acorda Therapeutics

Proposal No. ELN-FQ-0001-1002-R4

Dated:  February 26, 2003

Confidential

TABLE OF CONTENTS

1.0	Project Scope

2.0	Environmental, Health and Safety

3.0	Analytical Development

	3.1	Cleaning Residuals Assay (Method Development and Validation)

	3.2	Drug Substance Potency and Related Substance Assay (Method Transfer)

	3.3	Drug Substance – Particle Size (Method Transfer)

	3.4	Drug Substance – Residual Solvent Assay (Method Verification)

	3.5	Drug Substance – Moisture by KF (Verification)

	3.6	Drug Product Potency & Related Substance Assay, Two Methods (Method Transfer)

	3.7	Dissolution Assay (Method Validation)

	3.8	Drug Product – Moisture by KF (Verification)

	3.9	Release Testing of the Drug Substance, per Lot

4.0	Feasibility Manufacturing

5.0	Registration Manufacturing

6.0	Stability - Registration

7.0	Project Management

8.0	Assumptions, Terms and Conditions

Appendix A: Budget Summary

Appendix B: High Level Timeline

Patheon Proposal # ELN-FQ-0001-1002-R4
29-Feb-03

1.0          Project Scope

Patheon Inc. (“Patheon”) will perform manufacturing and analytical services in order to manufacture Fampridine Tablets (10mg, 15mg, 20mg, 25mg) for Acorda Therapeutics (“Client”).  Analytical methods will be assessed to support the manufacturing program.

The Budget Summary for this proposal is presented in Appendix A.

Patheon will commence the activities described in this proposal following the execution of the Contract by both parties.

Reference standards for Fampridine and impurities and tablet samples will be provided by the Client.  Source technical documents (e.g., current Elan methods, validation reports, and master batch records, etc) and an HPLC column for initiation of method familiarization activities will be provided by the Client.  Patheon will be responsible for the generation of documentation and protocols required to support methods familiarization, methods transfer, manufacturing studies, and process transfer activities to be performed as part of this proposal.  The Client will review and approve all protocols generated by Patheon prior to execution of studies with the exception of the Clean Residuals Assay method.  Patheon will provide final reports at key stages in the project, as indicated in this proposal.  The Client will review and approve final reports.

2.0          Environmental, Health and Safety

Prior to the commencement of analytical method development, formulation development and manufacturing activities, a thorough review by Patheon of the Environmental, Health and Safety (EH&S) requirements for Fampridine will be completed.  The fee assumes the EH&S review will determine that Fampridine can be safely handled at Patheon.  A summary report for this evaluation will be provided to the Client.

3.0          Analytical Development

Patheon will perform the required method familiarization, method transfer, method development and/or method validation work required to support the manufacture of Fampridine Tablets.  Patheon is responsible for preparing all protocols.  The Client will review and approve all protocols prior to execution of the work. Upon completion of individual studies, Patheon will prepare final reports to document results of all studies with the exception of the Clean Residuals Assay method.  The Client will review and approve all reports before moving forward with activities that rely on results of the activities that are the subject of a report.

3.1          Cleaning Residuals Assay (Method Development and Validation)

Patheon will develop and validate the test methods required for testing cleaning residuals and swab samples in order to support the manufacturing program.  Analytical protocols and report will be prepared by Patheon.  The development and validation will challenge the following parameters:

•                  System Suitability

•                  Linearity

•                  LOD

•                  LOQ

•                  Recovery / Accuracy

•                  Repeatability

•                  Intermediate Precision

•                  Robustness

•                  Specificity

•                  Stability

3.2          Drug Substance Potency and Related Substance Assay (Method Transfer)

Patheon will transfer the test method required for drug substance testing in order to support the manufacturing program. The Client will supply Patheon in advance with the relevant Validation data to allow Patheon to set acceptance criteria for the protocol. Method Transfer protocols will be prepared by Patheon and submitted to the Client for approval prior to execution.  A final report documenting the methods transfer results will be prepared by Patheon and submitted to the Client for approval prior to use of the method for release testing. The method transfer will challenge the following parameters:

•                  System Suitability

•                  LOD and LOQ

•                  Specificity

•                  Repeatability

•                  Reproducibility

•                  Robustness

3.3          Drug Substance – Particle Size (Method Transfer)

Patheon will transfer the test method required for drug substance particle size testing in order to support the manufacturing program. The Client will supply Patheon in advance with the relevant Validation data to allow Patheon to set acceptance criteria for the protocol. Method Transfer protocols will be prepared by Patheon and submitted to the Client for approval prior to execution.   A final report documenting the methods transfer results will be prepared by Patheon and submitted to the Client for approval prior to use of the method for release testing. The method transfer will challenge the following parameters:

•                  Reproducibility

•                  Robustness

•                  Repeatability

3.4          Drug Substance – Residual Solvent Assay (Method Verification)

Patheon will verify the test method required for drug substance residual solvent testing in order to support the manufacturing program. Analytical protocols will be prepared by Patheon and submitted to the Client for approval prior to execution.  A final report documenting the method verification results will be prepared by Patheon and submitted to the Client for approval prior to use of the method for release testing. The method verification will evaluate the following parameters:

•                 System Suitability

•                 LOD and LOQ

•                 Specificity

•                 Repeatability

•                 Reproducibility

3.5          Drug Substance – Moisture by KF (Verification)

Patheon will verify the test method (up to 6 samples) required for drug substance moisture testing to ensure the method is precise and accurate in order to support the manufacturing program. Analytical protocols will be prepared by Patheon and submitted to the Client for approval prior to execution. A final report documenting the method verification results will be prepared by Patheon and submitted to the Client for approval prior to use of the method for release testing.

3.6                               Drug Product Potency & Related Substance Assay, Two Methods (Method Transfer)

Patheon will perform method familiarization for the methods in advance of methods transfer.  A report documenting the method familiarization results will be prepared by Patheon and submitted to the Client for approval prior to commencement of method transfer studies.  The client will supply Patheon with the relevant validation data to allow Patheon to set acceptance criteria for the protocol

Patheon will transfer the test methods required for drug product potency and related substances testing in order to support the manufacturing program.  It is noted that in addition to testing the coated finished product using Methods 1 and Method 2, a separate HPLC method will be used for the following:

•                  content uniformity testing,

•                  assay of the uncoated tablets

•                  blend homogeneity testing.

•                  Unit dose testing

Method Transfer protocols will be prepared by Patheon and submitted to the Client for approval prior to execution. Final reports documenting the method transfer results will be prepared by

Patheon and submitted to the Client for approval prior to use of the methods for testing.  The transfer will challenge the following parameters:

•                  System Suitability

•                  LOD and LOQ

•                  Specificity

•                  Repeatability

•                  Reproducibility

•                  Robustness

3.7          Dissolution Assay (Method Validation)

Patheon will perform full validation of the method required for testing dissolution of the drug product in order to support the manufacturing program.  Analytical protocols will be prepared by Patheon and submitted to the Client for approval prior to execution.  A final report documenting the method validation results will be prepared by Patheon and submitted to the Client for approval prior to use of the method for release testing. The validation will be performed according to ICH guideline requirements typically:

•                  System Suitability

•                  Linearity & Range

•                  Accuracy

•                  Precision (Reproducibility)

•                  Robustness of dissolution parameters & HPLC Methodology

•                  Specificity

•                  Solution Stability

3.8          Drug Product – Moisture by KF (Verification)

Patheon will verify the test method (up to 6 samples) required for drug product moisture testing to ensure that the method is   precise and accurate in order to support the manufacturing program. Analytical protocols will be prepared by Patheon and submitted to the Client for approval prior to execution. A final report documenting the method verification results will be prepared by Patheon and submitted to the Client for approval prior to use of the method for release testing.

3.9          Release Testing of the Drug Substance, per Lot

Patheon will test drug substance for receiving and releasing for manufacture as per Client’s CoA or as specified by Client instruction.

Note:
Release testing of the excipients and drug product has been included as “Analytical Support” under each section of the manufacturing.

4.0          Feasibility Manufacturing

Patheon will manufacture up to three feasibility batches of Fampridine Tablets at the 10mg strength.  These batches will be approximately 50 kilograms each and will not be manufactured back-to-back.  A protocol to evaluate blend times, tablet press parameters and coating parameters will be prepared by Patheon and submitted to the Client for approval prior to execution of the feasibility study.  The protocol will specify a detailed sampling plan and acceptance criteria.

All excipients will undergo complete analytical release testing in compliance with USP/NF (if the Client requires additional testing on the excipients, this will be addressed and costed separately as an amendment to this proposal).  Patheon will prepare a master batch record(s), which will be provided to the Client for approval prior to manufacturing and specifies manufacturing procedures and acceptance criteria.

The feasibility batches will not be GMP batches and will not undergo a full QA review; the batches will be bulk packaged. A report documenting the results of the feasibility studies will be prepared by Patheon and submitted to the Client for approval prior to proceeding to the registration batch production phase of this proposal.

Feasibility Manufacturing Process Train (50 kilograms):

•                  325L Gallay

•                  Beta Press

•                  Vector Lab Coater

•                  Comil

The following in-process and finished product testing is based upon the described tests.

Blend Analysis

•                  Blend Homogeneity / uniformity of dosage (total of 10 samples)

•                  Composite sample Assay

•                  Flow Properties

•                  Bulk and Tap Densities (Including one sieve analysis)

Coated Tablet Analysis:

•                  Appearance

•                  Weight Variation

•                  Potency & Related Substances

•                  Identification

•                  Dissolution Profile

•                  Physical Parameters (hardness and friability)

•                  Moisture (KF)

Uncoated Tablet Analysis:

•                  Content Uniformity (As per USP)

•                  Physical Parameters (Note Weight thickness and hardness will be evaluated as part of in-process monitoring these are performed as part of the process) – hardness and friability

•                  Appearance

•                  Moisture (KF)

5.0                               Registration Manufacturing

Patheon will manufacture twelve registration batches of Fampridine Tablets (three of each tablet strength) that are colored and debossed tablets.  These batches will be approximately 50 kilograms each and may be manufactured back-to-back. Processing parameters will be based on recommendations from the feasibility study.  All excipients will undergo complete analytical release testing in compliance with USP/NF (if the Client requires addition testing on the excipients, this will be addressed and costed separately as an amendment to this proposal).  Patheon will prepare a protocol and provide the protocol to the Client for approval prior to execution of the registration batch production work.  The protocol will specify a detailed sampling plan and acceptance criteria. Patheon will prepare master batch records, which will be provided to the Client for approval prior to manufacturing; the batch records will specify manufacturing procedures and acceptance criteria.

The registration batches will be manufactured in accordance with cGMPs and will undergo a full QA review by Patheon.  The batches will be packaged as follows by Patheon (packaging configuration split to be determined by Client):

10mg Tablets	HDPE Bottles of 14’s and 60’s
15mg Tablets	HDPE Bottles of 14’s and 60’s
20mg Tablets	HDPE Bottles of 14’s, 60’s and 180’s
25mg Tablets	HDPE Bottles of 14’s, 60’s and 180’s

(all packaging configurations will include desiccant, filler and induction seal)

Registration Manufacturing Process Train (50 kilograms):

•                  325L Gallay

•                  Beta Press

•                  Vector Lab Coater

•                  Comil

The following in-process and finished product testing will be conducted.

Blend Analysis:

•                  Blend Homogeneity/uniformity of dosage (total of 10 samples)

•                  Composite sample assay, appearance, and ID

•                  Flow Properties

•                  Bulk and Tap Densities (Including one sieve analysis)

Coated Tablet Analysis:

•                  Appearance

•                  Potency & Related Substances

•                  Identification

•                  Dissolution Profile

•                  Physical Parameters (hardness and friability)

•                  Moisture (KF)

•                  Uniformity of dosage

Uncoated Tablet Analysis:

•                  Weight Variation

•                  Physical Parameters (hardness,  and friability)

•                  Appearance ID

•                  Moisture (KF)

•                  Assay

Patheon will provide copies of executed batch records to the Client with the associated completed sampling protocol and summary of results.  The Client will review the batch records prior to initiation of registration stability studies by Patheon.

6.0          Stability - Registration

For quoting purposes a non-matrix approach has been suggested to monitor the 30 lots (12 Registration batches, two packaging formats for the 10 and 15mg strengths, and three packaging formats for 20 and 25mg strengths of Fampridine Tablets) as per ICH guidelines.

Additional samples will be stored as contingency samples if required to generate data for long-term stability of the product.

The following storage conditions and test-points are suggested for testing:

•                                          1, 2, 3 and 6 months for 40°C ± 2°C / 75% ± 5% RH

•                                          1, 2, 3, 6, 9, and 12 months for 30°C ± 2°C / 60% ± 5% RH*

•                                          3, 6, 9, 12, 18, 24 and 36 months for 25°C ± 2°C / 60% ± 5% RH

•                                          Contingency samples at 5°C, Ambient RH*

(* Tested only if required due to significant changes in the next level condition)

The analytical data used for the release of each lot manufactured at Patheon will be considered as initial (T=0) data if samples are placed on stability within 30 days of batch release.

Cost efficiencies for analytical testing have been built into the stability program based upon the number of samples pulled in a given month.  The fee for this stability program assumes that all lots will be placed on stability at the same time.  If these lots are not placed on stability at the same time, the fee will be adjusted accordingly through an Amendment to Proposal. The number of Pulls and costing is based on the assumption that no testing is required at 30°C/60%RH.

Pullpoint Month	1	2	3	6	9	12	18	24	36
Number of Samples Pulled	30	30	60	60	30	30	30	30	30

Therefore, the stability sample breakdown is:

•                  0 Single Sample Pullpoints (0 Samples)

•                  0 Double Sample Pullpoints (0 Samples)

•                  0 More Than Two Sample Pullpoints (0 Samples)

•                  0 More Than Five Sample Pullpoints (330 Samples)

•                  9 More Than Ten Sample Pullpoints (330 Samples)

The following standard tests are usually performed as part of the Stability Program:

•                  Potency &Related Substances

•                  Dissolution Profile

•                  Physical Appearance

•                  Moisture

•                  Hardness

•                  Friability

This estimate is based on a full ICH program.  Patheon will prepare the ICH stability protocol.  The protocol will be approved by the Client prior to initiation of the stability studies.  Patheon will provide results to the Client for each test interval that has been reviewed by Patheon quality assurance.  Patheon will prepare a report at the 3 and 6 month test stations and will prepare reports at every subsequent 6 month test station thereafter (or at each 12 month test interval, as appropriate, based upon the protocol).

There is the possibility to reduce the fees for this work based on the mutual agreement between Patheon and the Client to matrix the testing design.  The final cost is to be determined.

7.0          Project Management

Patheon will provide project management support to monitor the progress of the project against established timelines and will update the Client of changes in events. The project manager will coordinate regular biweekly teleconference meetings and quarterly face-to-face meetings.  The fee for project management is incorporated in the breakdown of each activity.

8.0          Assumptions, Terms and Conditions

1.             Development Activities:  Patheon shall undertake and perform the product development work described in this Proposal (the “Development Activities”) which when accepted by CLIENT shall become a contract binding on Patheon and CLIENT (the “Contract”).  Notwithstanding the foregoing, CLIENT and Patheon acknowledge that certain changes are contemplated in the scope of the Development Activities the details and costs of which will be negotiated at a later date. No changes, deletions or additions to the Development Activities will be considered valid without prior written agreement between CLIENT and Patheon.  Patheon shall notify Client, in advance of incurring any costs, when additional development activities by Patheon, beyond the Development Activities set forth in this Proposal, become necessary due to unforeseen events.  Patheon shall not perform any additional development activities without CLIENT approval of such related costs.

It is assumed that, based on the information available to Patheon at this time, Patheon can safely perform the Development Activities at its Toronto Region Operations facility.  If it is determined by Patheon’s Environmental Health and Safety personnel that any of the active ingredients are a Category III or Category IV compound, an occupational exposure level, then an air sampling method will be required at CLIENT’s expense prior to commercialization.  Patheon reserves the right, in its sole and absolute discretion, to conduct an air sampling method on Category I and II compounds, at such price and upon such terms as may be mutually agreed to between the parties prior to commercialization.

1.1           “Intellectual Property”: includes, without limitation, rights in patents, patent applications, trade-marks, trade-mark applications, trade-names, confidential information, trade secrets, inventions, copyrights, industrial designs.

1.2           Grant of Non-Exclusive License to Patheon:  The CLIENT hereby grants to Patheon, for the term of the Contract, a royalty-free, non-exclusive license to use Client’s Intellectual Property for the performance of the Development Activities.  The nonexclusive license granted herein shall be limited to Intellectual Property of the CLIENT that is necessary for the performance of the Development Activities and Patheon shall not use such Intellectual Property for any other purpose than performance of the Development Activities.  The non-exclusive license shall not include any right not expressly stated hereunder.  CLIENT represents and warrants that as of the date of the Contract to the best of its knowledge, without conducting any inquiry, that the Development Activities performed by Patheon will not, to the best of CLIENT’s belief, infringe any Intellectual Property held by any third party.

2.             Supply of Products:

(a)           CLIENT shall supply Patheon with sufficient bulk quantities of the active ingredients and certain excipients for Patheon’s use in conducting the Development Activities under this Proposal.  Such ingredients and excipients shall by supplied by CLIENT at its expense.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

(b)           Patheon shall purchase all other materials required to conduct the Development Activities.  CLIENT shall pay Patheon’s direct cost thereof plus an additional [**] as a handling charge upon receipt of an invoice detailing such costs.  Prior to making any such purchases in excess of [**], Patheon shall obtain CLIENT approval.  In addition, Patheon shall obtain prior client approval for each and every purchase of other materials once the total amount invoiced to CLIENT during performance of the Development Activities exceeds [**].

3.             Payment for Service:

(a)           CLIENT shall pay Patheon for the services to be provided during the term of this Proposal in such amounts and in such manner as set forth in this Proposal.  All amounts quoted are in USD funds and are valid for sixty (60) days from the date of this Proposal.  All amounts quoted are subject to review by Patheon of all product specifications, development reports and, Environmental, Health and Safety assessment.  One review with changes is included in the fee for final reports.  Any additional changes shall be invoiced separately at the then prevailing hourly rates.

(b)           Project specific items, which include but are not limited to special equipment, change parts, excipients, laboratory columns and reagents, tooling etc., obtained by Patheon from third party suppliers as well as services to be provided by any third party suppliers are subject to prior CLIENT approval, and will be billed back to CLIENT upon Patheon’s receipt of invoice from any supplier of Patheon.  The purchase of project specific items and services are subject to the same prior approval requirements in Section 2 (b) of the Contract.

(c)           Each Patheon invoice shall be due and payable within thirty (30) days of the date of such invoice.

4.             Deposit:  Prior to the commencement of any Development Activities by Patheon pursuant to this Proposal, Patheon shall have received from CLIENT a deposit in the amount set out in the Project Summary.  This deposit amount will be held by Patheon as a deposit until the Development Activities, as modified from time to time, are fully completed or until this Contract expires or is terminated for whatever reason.  The deposit amount shall be credited towards the final invoice for the Project.  Patheon may apply this deposit amount against any accounts overdue in excess of 60 days of the date of the invoice.  In addition, Patheon may, at its option, suspend all Development Activities until such time the outstanding amounts have been paid in full and the original deposit amount has been replenished.

5.             Term and Termination:  This Contract will take effect on the date of execution and shall continue until completion by Patheon of the Development Activities.  Either party may terminate this Contract if the other party is in material breach of any provisions thereof and the breaching party fails to remedy any such breach within thirty (30) days of the notice of such breach by the non-breaching party. Additionally, CLIENT shall have the right to terminate this Contract immediately for any business reason.

In either such case, Patheon shall cease performance of the Development Activities upon termination and CLIENT shall pay to Patheon:  (i) any fees and expenses due to Patheon for the services rendered up to the date of termination; (ii) all actual costs incurred by Patheon to complete activities associated with the termination and close of the Project; and (iii) any additional costs incurred by Patheon in connection with the Project that are required to fulfill applicable regulatory and contractual requirements.  Any re-scheduling of the Development Activities requested by CLIENT beyond one hundred twenty (120) days, notwithstanding a request made pursuant to Section 8.8, shall be deemed to be a termination.

All materials and supplies shall be picked up within five (5) business days of termination otherwise, a $20.00 per square foot per month surcharge will be assessed for storage.

6.             Confidential Information:  All proprietary or confidential information of either party that is disclosed or otherwise made known to the other party as a result of the Development Activities performed under this Contract shall be considered confidential property of the disclosing party (the “Confidential Information”).  The Confidential Information shall be used by the receiving party, its employees and external advisors only for the purpose of performing the receiving party’s obligations hereunder.  For purposes of this paragraph, Confidential Information shall not be deemed to include any information that is (i) known to the receiving party at the time of the disclosure, as evidenced by its written records prior to disclosure by the disclosing party; (ii) is or becomes available publicly other than as a result of a breach of this Contract by the receiving party, (iii) obtained from a third party lawfully in possession of such information and under no obligation to maintain such information confidential or (iv) independently developed by the receiving party without use of the Confidential Information.

Each party agrees that it will not reveal, publish or otherwise disclose the Confidential Information of the other party to any third party without prior written consent of the disclosing party.  However, disclosure of Confidential Information may be made if required by law or by any regulatory or governmental authority to which the receiving party or any of its respective affiliates may be subject, in each case, on prior written notice to the disclosing party, so that the disclosing party may determine whether to seek a protective order or other appropriate remedy.  This obligation of confidentiality and non-disclosure shall remain in effect for a period of ten (10) years after the effective date of termination of this Contract.

7.             Inventions, Etc.:  All data, information and Intellectual Property generated or derived by Patheon as a result of Development Activities performed by Patheon under this Contract, to the extent it is specific to the development, manufacture, use and sale of the CLIENT’s product the subject of the Development Activities (“CLIENT’s Product”) shall be and remain the exclusive property of CLIENT.  In addition, any data, information and Intellectual Property generated or derived by Patheon through the use of CLIENT’s Intellectual Property that is not a result of the Development Activities performed by Patheon shall be the exclusive property of CLIENT.  On the other hand, all data information and Intellectual Property generated or derived by Patheon as a result of Development Activities performed by Patheon under this Contract, which is not specific to the development the development, manufacture, use and sale of the CLIENT’S product and has application beyond the CLIENT’s Product shall be and remain the exclusive property of Patheon.  Notwithstanding the foregoing, CLIENT acknowledges that Patheon possesses certain inventions, processes, know-how, trade secrets, other intellectual properties and other assets, including but not limited to, analytical methods, computer technical expertise and software which have been independently developed by Patheon (collectively “Patheon Property”).  CLIENT and Patheon agree that any Patheon Property or improvement thereto which are used, improved, modified or developed by Patheon under or during the term of this Contract, is the product of Patheon’s technical expertise possessed and developed by Patheon prior to or during performance of this Contract and are the sole and exclusive property of Patheon.

8.             Errors and Omissions:  In the event of a material error by Patheon in the performance of the Development Activities, CLIENT shall have the option to request Patheon to (1) repeat the service at Patheon’s own costs provided that CLIENT provides the active ingredient, or (2) reimburse CLIENT for the price for that particular service, excluding the cost of the active ingredient.  In any event, Patheon shall not reimburse the amount of the active ingredient.

9.             Indemnification:

(a)           CLIENT shall defend, indemnify and hold harmless Patheon and its affiliates and their respective directors, officers, employees and agents (together with Patheon, the “Patheon Indemnitees”) from and against any and all claims, actions, causes of action, damages, liabilities, expenses including reasonable attorneys’ fees and expenses (collectively, “Losses”) to and in favour of third parties (other than affiliates) resulting from, relating to, or arising from: (i) any breach by CLIENT of any of its obligations under this Contract; and (ii) the Intellectual Property rights of third parties except to the extent such Losses are: (I) determined to have resulted from the negligence or willful misconduct of Patheon; or (2) for which Patheon is obligated to indemnify the CLIENT Indemnitees pursuant to Section 9(b).

(b)           Patheon shall defend, indemnify and hold harmless CLIENT and its affiliates and their respective directors, officers, employees and agents (together with CLIENT, the “CLIENT Indemnitees”) from and against any and all Losses resulting from, relating to, or arising from any breach by Patheon of any of its obligations under this Contract except to the extent such Losses are: (i) determined to have resulted from negligence or willful misconduct of CLIENT; or (ii) for which CLIENT is obligated to indemnify the Patheon Indemnitees pursuant to Section 9(a).

(c)           Under no circumstances whatsoever shall either party be liable to the other in contract, tort, negligence, or breach of statutory duty for any otherwise for any indirect or consequential damages.

10.          Indemnification Procedures:  In the event that either party seeks indemnification, it shall inform the other party of the claim as soon as reasonably practicable after it receives notice thereof and, shall permit the other party, at that party’s cost, to assume direction and control of the defense of the claim, and shall cooperate as reasonably requested (at the expense of the other party), in defense of the claim.  Neither party shall settle or otherwise compromise any claim or suit in any manner that adversely affects that other party hereunder or imposes obligations on the other party in addition to those set forth in this Contract, without prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

11.          Miscellaneous:  This Contract contains the entire understanding of the parties with respect to the subject matter herein and supersedes all previous agreements (oral and written), negotiations and discussions.  The parties may modify or amend the provisions hereof only by an instrument in writing duly executed by both of the parties.  Neither this Contract, nor any of either party’s rights hereunder, may be assigned or otherwise transferred by either party without the prior written consent of the other party.  Any attempt to assign the rights or obligations under this Contract shall be void. This Contract shall be deemed to be made in the State of New York and shall be interpreted and enforced in accordance with the laws of the State of New York, without regard to conflict of law principles.  The parties hereby submit to the jurisdiction of the state and federal courts located within the State of New York.  The obligation of the parties contained in Sections 6, 7, 8, 9 and 10 shall survive the expiration or earlier termination of this Contract.

Patheon and CLIENT have executed this Contract in duplicate by the duly authorized officers of each party.

Acorda Therapeutics		Patheon Inc.

By:		By:

Name:	Mitchell Katz, PhD	Name:

Title:	Vice President, Clinical Programs	Title:

Date:		Date:

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

Appendix A: Budget Summary

THE FOLLOWING COSTS ARE ALL QUOTED IN:                              USD

2.0 ENVIRONMENTAL HEALTH AND SAFETY

	ACTIVITY						PRICE

	EH&S Assessment ($3,000 per active)						[**]

3.0 ANALYTICAL DEVELOPMENT

	ACTIVITY SHIFTS		HOURS	PRICE		HOURS	PRICE

3.1 Cleaning Residuals Assay (Method Development and Validation)
	Protocol/benchwork		[**]	[**]
	Final Report		[**]	[**]
						[**]	[**]
3.2 Drug Substance Potency & Related Substances (Method Transfer)
	Protocol/benchwork		[**]	[**]
	Final Report		[**]	[**]
						[**]	[**]

3.3 Drug Substance - Particle Size (Method Transfer)
	Protocol/benchwork		[**]	[**]
	Final Report		[**]	[**]
						[**]	[**]

3.4 Drug Substance - Residual Solvents Assay (Method Verification)
	Protocol/benchwork		[**]	[**]
	Final Report		[**]	[**]
						[**]	[**]

3.5 Drug Substance - Moisture by KF (MethodVerification)
	Protocol/benchwork		[**]	[**]
	Final Report		[**]	[**]
						[**]	[**]

3.6 Drug Product Potency & Related Substances Assay (Method Transfer)
	Protocol/benchwork		[**]	[**]
	Final Report		[**]	[**]
						[**]	[**]

3.7 Dissolution (Validation)
	Protocol/benchwork		[**]	[**]
	Final Report		[**]	[**]
						[**]	[**]

3.8 Drug Product - Moisture by KF (Method Verification)
	Protocol/benchwork		[**]	[**]
	Final Report		[**]	[**]
						[**]	[**]

3.9 Full Release testing of the Drug Substance (per Lot)
	Protocol/benchwork		[**]	[**]
	Final Report		[**]	[**]
						[**]	[**]

	TOTAL (Analytical Development)					[**]	[**]

4.0 FEASIBILITY MANUFACTURING - OPTIMIZATION BATCHES

	ACTIVITY	SHIFTS	HOURS	PRICE	SHIFTS	HOURS	PRICE

Certain  portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted

portions, which are marked with brackets [     ] and an asterisk*, have been separately filed with the

Commission.

Per Batch:	Manufacturing	[**]	[**]	[**]
	Bulk Packaging	[**]	[**]	[**]
	Analytical Support		[**]	[**]
	Project Support		[**]	[**]
		[**]	[**]	[**]
	TOTAL (Three Feasibility Batches)				[**]	[**]	[**]

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

5.0 REGISTRATION MANUFACTURING

	ACTIVITY		SHIFTS		HOURS	PRICE	SHIFTS	HOURS	PRICE

Per Batch:	Manufacturing		[**]		[**]	[**]
	Packaging		[**]		[**]	[**]
	Analytical Support				[**]	[**]
	Project Support				[**]	[**]
	First Batch						[**]	[**]	[**]
	11	Additional Batches Manufactured Back-to-Back from First Batch
		Cost Savings Per Additional Batch:	3.5		Shifts/	[**]
		Cost Per Additional Batch:				[**]
							[**]	[**]	[**]
OPTIONAL: For 4 Registration Batches Manufacture Back-to-Back the Cost will be $249,820

	Bulk Hold Time Study (per Strength - one Timepoint)							[**]	[**]

	TOTAL (Registration Manufacturing)						[**]	[**]	[**]

6.0 STABILITY - REGISTRATION

	ACTIVITY							HOURS	PRICE

	Number of Lots	24
	Total Samples	264
			Cost per Sample		# of Samples	Subtotal
	Analytical Support (1 sample per pullpoint)		$	[**]	0	$0
	Analytical Support (2 samples per pullpoint)		$	[**]	0	$0
	Analytical Support (2+ samples per pullpoint)		$	[**]	0	$0
	Analytical Support (5+ samples per pullpoint)		$	[**]	0	$0
	Analytical Support (10+ samples per pullpoint)		$	[**]	[**]	[**]

	TOTAL (Stability - Validation)							[**]	[**]
BUDGET TOTAL *								USD	[**]

Deposit									$ [**]

* The manufacturing cost given in this proposal is based upon the assumption that the drug substance is classified as a high potency material in accordance with Patheon’s Categorization System.  If it is determined through Patheon’s Environmental Health and Safety Review that the drug substance is not categorized as a high potency material, the manufacturing cost will be revised through a Change of Scope to reflect handling charges for a low potency product.

Appendix B: High Level Timeline
(2 pages)

The attached High Level Timeline is presented at this stage as a projected estimate of the duration and achievable milestones, based upon Patheon’s experience and history.  The High Level Timeline should not be taken as part of an agreed legal deliverable of this proposal.

Once the project has been awarded to Patheon and the relevant legal documentation is in place, a revised Timeline detailing set milestones and duration of deliverables will be agreed upon between Patheon and the Client.  The revised Timeline would likely have a similar duration and would be based upon resources and the availability of manufacturing time at the initiation of the project.